Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2021 (September 10, 2021 as to the effects of the stock split described in Note 2), relating to the financial statements of Freshworks Inc. appearing in Registration Statement No. 333-259118 on Form S-1 of Freshworks Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 3, 2021